CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Scott J. McKim, Chief Financial Officer of BayFirst Financial Corp. (the “Company”) certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:
1)    The Quarterly Report on Form 10-Q of the Company for the quarter period ended September 30, 2024 (the “Report”) fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

BAYFIRST FINANCIAL CORP.
Date:    November 13, 2024
By:    /s/ Scott J. McKim
    Scott J. McKim
    Chief Financial Officer
    (principal financial officer)